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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Transilica Inc. 2001 Amended and Restated Equity Incentive Plan (as assumed by the registrant) and Domain Knowledge, Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan (as assumed by the registrant) of our report dated January 24, 2001, with respect to the consolidated audited financial statements of Microtune, Inc. for the year ended December 31, 2000, and included in its Annual Report (Form 10-K/A Amendment No.
1), filed with the Securities and Exchange Commission.


                                        /S/ ERNST & YOUNG LLP

Dallas, Texas
December 5, 2001